UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2020, the Board of Directors of Steel Partners Holdings GP Inc. (the “Board”), the general partner of Steel Partners Holdings L.P. (the “Company,” “we” or “us”), entered into the First Amendment (the “Board Amendment”) to our Seventh Amended and Restated Agreement of Limited Partnership (the “Current LP Agreement”) to adopt a short-term extension (the “Short-Term Extension”) of the tax protective provisions found in Section 4.9 of the Current LP Agreement (the “Tax Benefits Protective Provisions”). The Tax Benefits Protective Provisions, which were initially added to the Current LP Agreement following adoption by the Board and the approval by our limited partners at the 2016 Annual Meeting of Limited Partners, protect benefits of the net operating loss carryforwards of our subsidiaries and portfolio companies (the “Tax Benefits”) by impeding a “change of control” under Section 382 of the Internal Revenue Code of 1986, as amended. The Tax Benefits Protective Provisions took effect on February 7, 2017 and expire by their terms three years later on February 7, 2020 (subject to earlier expiration at the Board’s discretion, including where the protection of the Tax Benefits are no longer applicable or desirable).
The Board adopted the Board Amendment pursuant to its amendment powers under Section 13.1(e) of the Current LP Agreement in light of the impending expiration of Section 4.9 of the Current LP Agreement. The Board also simultaneously adopted, subject to approval by the limited partners, a longer-term, three-year extension of the Tax Benefits Protective Provisions in the Current LP Agreement (the “Long-Term Amendment”), which the Company intends to present to the limited partners at a special meeting of limited partners to be held in February 2020. The Board adopted the Board Amendment with the Short-Term Extension solely to preserve the Tax Benefits during the brief gap period between February 8, 2020 and the earliest practicable date on which the Company could convene a special meeting of limited partners to vote on the Long-Term Amendment. In adopting the Board Amendment, the Board concluded that the Short-Term Extension was in the best interests of the Company and its limited partners and would not adversely affect the limited partners as a whole, due to the significant value of the Tax Benefits to the Company and the prior vote in favor of the Tax Benefits by more than 95% of unitholders (excluding “broker non-votes”) at the 2016 Annual Meeting of Limited Partners.
Pursuant to the Board Amendment, the expiration date of the Tax Benefits Protective Provisions was extended to the earlier of (i) a meeting of limited partners held to vote on the Long-Term Amendment and (ii) June 17, 2020 (30 days after the one-year anniversary of our 2019 Annual Meeting of Limited Partners), subject to earlier expiration at the Board’s discretion, including where the protection of the Tax Benefits is no longer applicable or desirable.
The foregoing description of the Board Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Board Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Proxy Statement Information

IN CONNECTION WITH THE PROPOSED LONG-TERM AMENDMENT (THE “PROPOSAL”), THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). UNITHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSAL.

A definitive proxy statement will be sent or made available to stockholders of the Company seeking their approval of the Proposal as described above. Unitholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) may also be obtained free of charge by directing a request to Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022, attn.: Corporate Secretary.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Proposal. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it becomes available.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the use of such words as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our ability to deploy our capital in a manner that maximizes unitholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of net operating losses of our affiliates and subsidiaries; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our products and services; general economic conditions; and other risks detailed from time to time in filings we make with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other documents subsequently filed with or furnished by us to the SEC, including our subsequent Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update any forward-looking information that is included in this report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibits
3.1
First Amendment, dated as of January 15, 2020, to the Seventh Amended and Restated Agreement of Limited Partnership, dated as of October 12, 2017, by Steel Partners Holdings GP Inc., as General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2020	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits
3.1
First Amendment, dated as of January 15, 2020, to the Seventh Amended and Restated Agreement of Limited Partnership, dated as of October 12, 2017, by Steel Partners Holdings GP Inc., as General Partner.